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                                 EXHIBIT 99.13

                             Stock Bonus Agreement
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                            FARALLON COMPUTING, INC.
                             STOCK BONUS AGREEMENT
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          This Agreement is made as of this _______ day of _______________,
1992, by and among Farallon Computing, Inc., a California corporation ("Corporation"), ___________________, an employee of the Corporation ("Employee").

     I.  AWARD OF SHARES
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         1.1   Issuance.  The Employee is hereby issued _________ shares of the
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Corporation's Common Stock (the "Shares") pursuant to a stock award made to
Employee pursuant to the Farallon Computing, Inc. Stock Bonus Plan ("Plan").

         1.2   Payment.   Consideration for the Shares has been paid in the form
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of services rendered by Employee to the Corporation and valued by the
Corporation's Board of Directors at $0.60 per share.

     II.  SECURITIES LAW COMPLIANCE
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          2.1  Exemption from Registration. The Shares have not been registered
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under the Securities Act of 1933, as amended (the "1933 Act") and are being issued to Employee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as the Plan.

          2.2  Disposition of Shares. Employee hereby agrees that Employee shall
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make no disposition of the Shares (other than a permitted transfer under paragraph 4.1) unless and until:

          (a) Employee shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

          (b) Employee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) Employee has complied with all requirements of this Agreement applicable to the disposition of the Shares; (ii) the proposed disposition does not require registration of the Shares under the 1933 Act; (iii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule
144) has been taken; and (iv) that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Commissioner Rules attached as Exhibit II.
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     III. TRANSFER RESTRICTIONS
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          3.1  Market Stand-Off.
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          (a)  In connection with any underwritten public offering by the
Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Employee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 3.1 shall remain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

          (b) Employee shall be subject to the market stand-off provisions of this paragraph 3.1 provided and only if the officers and directors of the
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Corporation are also subject to similar arrangements.

          (c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 3.1, to the same extent the Shares are at such time covered by such provisions.

     IV.  RIGHT OF FIRST REFUSAL
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          4.1  Grant.  The Corporation is hereby granted the right of first
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refusal ("First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Shares. For purposes of this Article IV, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Shares made by Employee, but shall not include (i) a transfer by gift made to the Employee's spouse, parents or children, including adopted children, or to a trust for the exclusive benefit of the Employee or the Employee's spouse or children, provided and only if the Employee obtains the
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Corporation's prior written consent to such transfer or (ii) a transfer effected pursuant to the Employee's will or the laws of intestate succession. Employee shall not transfer, assign, encumber or otherwise dispose of any of the Shares in contravention of this Article IV.

          4.2  Notice of Intended Disposition. In the event the Employee desires
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to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer are referred to as the "Target Shares"), Employee shall promptly (i) deliver to the Secretary of the Corporation written notice (the "Disposition Notice") of the offer and the basic terms and conditions of the offer, including the identity of the proposed purchaser and the purchase price,

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and (ii) provide satisfactory proof that the disposition of the Target Shares would not be in contravention of this Agreement.

          4.3  Exercise of Right. The Corporation (or its assignees) shall, for
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a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to purchase all of the Target Shares upon substantially the same terms and conditions specified in the Disposition Notice. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Employee prior to the expiration of the twenty-five (25) day exercise period. The Corporation (or its assignees) shall effect the purchase of the Target Shares, including payment of the purchase price in cash not more than five (5) business days after the delivery of the Exercise Notice or the equivalent cash value of property other than cash for which the third-party purchaser proposes to pay for the Target Shares, and at such time Employee shall deliver to the Corporation the certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer.

          4.4  Non-Exercise of Right. In the event the Exercise Notice is not
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given to Employee within twenty-five (25) days following the date of the
Corporation's receipt of the Disposition Notice, Employee shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party purchaser identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party purchaser than those specified in the Disposition Notice. The third-party purchaser shall acquire the Target Shares free and clear of the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to the market stand-off provisions of paragraph 3.1. In the event Employee does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Employee until such right lapses in accordance with paragraph 4.5.

          4.5  Lapse.  The First Refusal Right under this Article IV shall lapse
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and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off provisions of paragraph 3.1 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

          4.6 Assignment.  The Corporation may assign its First Refusal Right
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under Article IV to any person or entity selected by the Corporation's Board of
Directors, including (without limitation) one or more shareholders of the Corporation.

     V.  GENERAL PROVISIONS
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         5.1  No Employment or Service Contract. Nothing in this Agreement or in
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the Plan shall confer upon the Employee any right to continue in the service or employ of the

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Corporation (or any parent or subsidiary corporation employing or retaining
Employee) for any period of specific duration or interfere with or restrict in any way the rights of the Corporation (or any parent or subsidiary corporation employing or retaining Employee) or the Employee, which rights are hereby expressly reserved by each, to terminate the Employee's employ or service at any time for any reason whatsoever, with or without cause.

          5.2  Notices.  Any notice required under this Agreement shall be given
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in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph
5.2 to all other parties to this Agreement.

          5.3  No Waiver.  No waiver of any breach or condition of this
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Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     VI.  MISCELLANEOUS PROVISIONS
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          6.1  Employee Undertaking. Employee hereby agrees to take whatever
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additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Employee or the Shares pursuant to the express provisions of this Agreement.

          6.2  Agreement is Entire Contract.  This Agreement constitutes the
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entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

          6.3  Governing Law.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

          6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          6.5  Successors and Assigns.  The provisions of this Agreement shall
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inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Employee and the Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

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          By signing below, Employee acknowledges receipt of a copy of the Plan, attached as Exhibit I to this Agreement, and of a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, attached as Exhibit II to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                              FARALLON COMPUTING, INC.

                              By:
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                    Address:
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                              Employee

                    Address:
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